                                                                    EXHIBIT 10.4

                            AMENDMENT TO AVIALL, INC.
                            1998 STOCK INCENTIVE PLAN


         THIS AMENDMENT TO AVIALL, INC. 1998 STOCK INCENTIVE PLAN (this "Amendment"), dated as of April 16, 1999 is made and entered into by Aviall, Inc., a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc.
1998 Stock Incentive Plan (the "Plan").

                                    RECITALS


         WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the "Board") may at any time and from time to time amend the Plan in whole or in part; and

         WHEREAS, the Board desires to amend the definition of Change in Control set forth in Section 11 of the Plan;

         NOW, THEREFORE, in accordance with Section 16 of the Plan, the Company hereby amends the Plan as follows:

                  1. Section 11 of the Plan is hereby amended and restated to read in its entirety as follows:

                     "11. CHANGE IN CONTROL. For purposes of this Plan, except
                  as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

                          (a) The Company is merged or consolidated or
                     reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

                          (b) The Company sells or otherwise transfers all or
                     substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer;

                          (c) There is a report filed on Schedule 13D or
                     Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

                          (d) If during any period of two consecutive years,
                     individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

                     Notwithstanding the foregoing provisions of Section 11(b)
                  and (c) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a Subsidiary; or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report under or in response to Schedule 13D, Schedule 14D-1 or Form 8-K (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary."

                  2. This Amendment shall be effective immediately.

                  3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                       AVIALL, INC.



                                       By: /s/ Eric E. Anderson
                                           -------------------------------------
                                           Eric E. Anderson, President and
                                           Chief Executive Officer

                                       2